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                                                                  Exhibit 10.7


                           STANDARD FORM OF LOFT LEASE
                     THE REAL ESTATE BOARD OF NEW YORK, INC.

AGREEMENT OF LEASE, made as of this 1st day of July in the year 2000, between Linda Seff Beswick, Victoria Winteringham and Jack Anfang, as Executors of the Last Will and Testament of Viola Seff Goldberg, deceased, Patricia Bauman, Jeffrey D. Bauman, Amy Bauman and Jessica Bauman, having an address for notices and other communications as set forth in Article 58, party of the first part, hereinafter referred to as OWNER and Coach, Inc., a Maryland corporation, having an address for notices and other communications as set forth in Article 58, party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire rentable area of the 7th, 8th, 9th, 10th, 11th and 12th floors and, commencing May 1, 2005, the entire rentable area of the 5th floor, in the building known as 516 West 34th Street in the borough of Manhattan, City of New York, for the term of 15 years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of July in the year 2000 (and, with respect to the entire rentable area of the 5th floor, the 1st day of May in the year 2005), and to end on the 30th day of June in the year 2015, both dates inclusive, at an annual rental rate set forth in Article 44, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever.

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

     1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

     2. Tenant shall use and occupy the demised premises for executive and general offices, showrooms, warehousing, shipping and light manufacturing, and uses ancillary to those uses, in connection with Tenant's business and the business of any other occupant of the demised premises permitted pursuant to this lease provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

     3. Tenant shall make no changes in or to the demised premises of any nature. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs:

     4. Owner shall maintain and repair the exterior of and the public portions of the building, including, without limitation, the mechanical systems of the building (but not the air conditioning system). Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after 30 days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the reasonable expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

     5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises


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except as now or hereafter permitted by, the Fire Department, Board of Fire
Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and tenant are parties, a schedule or "makeup" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe to the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgement, to absorb and prevent vibration noise and annoyance.

Subordination ground:

     7. This lease is subject and subordinate to all or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

     8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees: Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld (and counsel retained by Tenant's insurance carrier shall be deemed approved by Owner).

Destruction, Fire and Other Casualty:

     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or rebuild it, then, in any of such events, provided Owner terminates all other leases in the building which Owner is then permitted to terminate pursuant to a provision similar to this Article, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

     10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant and shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign by operation of law or otherwise, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained or the release of any guarantor. The consent by Owner to an assignment or underletting shall not in any wise be construed



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to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting, by operation of law or otherwise.

Electric Current:

     12. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereby by other tenants of the building. The change at any time of the character of electric service will in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain or the release of any guarantor.

Access to Premises:

     13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time without prior notice, and, at other reasonable times on reasonable prior notice (which may be oral), to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours on reasonable prior notice (which may be oral) for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last (12) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space, Area:

     14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:


     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease, or if the demised premises becomes vacant or deserted, or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, then in any one or more of such events, upon Owner serving a written 10 days notice with respect to a default in the payment of rent or additional rent or 30 days notice with respect to any other default upon Tenant specifying the nature of said default, and upon the expiration of said 10 or 30 days, as the case may be, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 30 day period (it being intended that a default in the payment of rent or additional rent shall not have the benefit of this extension of the cure period), and if Tenant shall not have diligently commenced during such default within such 30 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such an entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's



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liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner or Tenant from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease. Owner may immediately, or at any time thereafter, and without further notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding or in connection with any other dispute under this lease, and prevails in any such action or proceeding or dispute, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

     20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building many be known (subject to Article 51). There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

     21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

     22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

No Waiver:

     24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by Owner and Tenant. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

     25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

     26. This Lease and the obligation of Tenant to rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials. If Owner is prevented or delayed from doing so be reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.



Water Charges:

     27. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, $100 per floor (or prorated part) on the first day of each month. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

     28. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason related to Tenant's manner of use of the demised premises, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $50 per floor (or prorated part), on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

     29. As long as Tenant is not in default under any covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 8 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Owner shall remove Tenant's refuse and rubbish from the building. Tenant shall, at Tenant's expense, deliver Tenant's refuse and rubbish to a location within the building designated by Owner. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Captions:

     30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

     31. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or the successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly instalments, and "additional rent". "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

     32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

     33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faith fully, and comply with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within 60 days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

     34. Owner shall replace, at the expense of Ten ant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Directory Board Listing:

     35. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

     36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

The Rider attached to this lease is hereby made a part of this lease.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                      Owner
                                      By:  George Comfort & Sons, Inc.,
                                           Owner's Managing Agent
                                           -------------------------------------
                                       By: /s/ Peter S. Duncan
                                           -------------------------------------
                                           Peter S. Duncan, President
                                           Coach, Inc.

                                       By: /s/ Keith Monda
                                           -------------------------------------

                                           Name:   Keith Monda
                                                  ------------------------------
                                           Title:  Executive Vice President
                                                   & Chief Operating Officer
                                                  ------------------------------

                       Rider To Lease Dated July 1, 2000,
       Between Linda Seff Beswick, Victoria Winteringham and Jack Anfang, as Executors of the Last Will and Testament of Viola Seff Goldberg, deceased,
    Patricia Bauman, Jeffrey D. Bauman, Amy Bauman, and Jessica Bauman, Owner
                             and Coach, Inc., Tenant


     41. CONFLICTS. In the event of any conflict between any of the provisions of this Rider and any of the provisions, printed or typewritten, of the printed portion of this lease, the provisions of this Rider shall control.

     42. EXISTING LEASES. (a) Tenant is the present tenant under the following leases with Owner ("Existing Leases"), in the aggregate covering the demised premises (other than the 5th floor):

     (i) Agreement of Lease dated February 11, 1991 (originally with Tricots St. Raphael, Inc., and assigned to Tenant pursuant to Agreement to Assign Lease dated October 31, 1995), amended by First Amendment to Lease dated January, 1996 (covering the entire 7th floor, which under its current terms expires February 28, 2001).

     (ii) Agreement of Lease dated May 11, 1979, amended by Agreement dated May 1, 1981, Extension Agreement dated July 1, 1982, Agreement dated January 1, 1989, and Lease Modification Agreement dated August 3, 1993 (covering the entire 8th, 9th and 10th floors, which under its current terms expires January 31,
2002);

     (iii) Agreement of Lease dated September 14, 1994 (covering a portion of the 11th floor, which under its current terms expires January 31, 2002);

     (iv) Agreement of Lease dated July 1, 1982, amended by Agreement dated January 1, 1989, Lease Modification Agreement dated October 30, 1990, and Lease Modification Agreement dated August 3, 1993 (covering a portion of the 11th floor, which under its current terms expires January 31, 2002); and

     (v) Agreement of Lease dated August 3, 1993, amended by Lease Modification Agreement, dated August 16, 1993 (covering the entire 12th floor, which under its current terms expires January 31, 2002);

          (b) Effective on the date the term of this lease commences, the term of each of the Existing Leases shall be deemed terminated, in the same manner and with the same effect as if the termination date was the date set forth in each of the Existing Leases as the expiration date. Notwithstanding any provision of this lease to the contrary, the additional rent payable under the Existing Leases shall be payable through January 31, 2002 with respect to the 8th, 9th, 10th, 11th and 12th floors, and February 28, 2001 with respect to the 7th floor.

     43. AS IS; OWNER'S WORK. (a) Notwithstanding any provision of this lease to the contrary (except as provided in paragraph (b) of this Article), Tenant shall continue in possession of the demised premises (including, without limitation, the 5th floor) "AS IS" on the date of the term of this lease shall commence (and, with respect to the 5th floor, on May 1, 2005) and Owner shall have no obligation to furnish, render or supply any work, labor, services, equipment, materials, decorations, furniture or fixtures to make the demised premises ready or suitable for Tenant's use or occupancy.

          (b) Owner shall, at Owner's expense, in a building standard manner, using building standard materials, perform the following work ("Owner's Work") in a first class workmanlike manner, in accordance with EXHIBIT A attached to this lease ("Owner's Work Description"): furnish and install new double-hung thermal pane windows throughout the building (which can be opened in a manner which permits them to be cleaned from inside the demised premises; such cleaning to be performed by Tenant, at Tenant's expense); upgrade the mechanical system and cab appearance of the two existing passenger elevators; convert one freight elevator to a passenger elevator; and upgrade the main lobby and entrance of the building (including, without limitation, the installation of a 24-hour access system, which shall be a card access system or other system reasonably acceptable to Tenant; the "Access System"; and any card access system shall be compatible with Tenant's existing ADT - Wells Fargo System. On or before the 90th day following the commencement of the term of this lease, Owner shall deliver to Tenant for its approval (which shall not be unreasonably withheld or delayed), plans and specifications for the design of the windows, the three passenger elevators and the main lobby and entrance of the building which shall be consistent with Owner's Work Description ("Owner's Plans"). Tenant shall approve or disapprove Owner's Plans by notice to Owner within 15 business days following Owner's delivery of

Owner's Plans (time being of the essence). If Tenant fails to do so, Owner's Plans shall be deemed approved by Tenant. If Tenant timely disapproves Owner's Plans, Tenant's notice of disapproval shall give the details of the disapproval and make suggestions for those items disapproved by Tenant. If Tenant's suggestions are consistent with Owner's Work Description and shall not increase the cost of, or time required for, Owner's Work, or affect any other area or tenant of the building (collectively, the "Criteria"), Owner shall incorporate Tenant's suggestions into Owner's Plans. If Tenant's suggestions do not meet the Criteria, Owner shall give notice thereof to Tenant, detailing the aspects in which they do not meet the Criteria, within 15 business days following Owner's receipt of Tenant's disapproval (time being of the essence). If Owner fails to do so, Owner shall be deemed to have approved Tenant's suggestions. If Owner timely disapproves Tenant's suggestions, the dispute shall be resolved by arbitration in accordance with Article 63(b), but the arbitrator cannot approve any of Tenant's suggestions which do not meet the Criteria.

          (c) Owner shall use commercially reasonable efforts to substantially complete Owner's Work within 24 months following the date Owner and Tenant agree on Owner's Plans (or the date any dispute is resolved by arbitration as provided in this Article), subject to extension for delays as provided in
Article 27 (which shall include, without limitation, delays due to any act or omission of Tenant or any of Tenant's employees, agents or contractors). Owner's Work shall be deemed substantially completed at such time as Owner's Work is completed but for (i) decorating and touching-up of painting and (ii) minor or insubstantial details of construction or mechanical adjustment. If Owner shall fail to substantially complete Owner's Work within the period of 24 months set forth in this paragraph (as extended), this lease shall remain in full force and effect according to its terms, Owner shall have no obligation or liability to Tenant, Tenant shall not be entitled to any damages or rent abatement and Tenant's sole remedy shall be an action for specific performance.

     44. FIXED RENT. The annual fixed rent under this lease (subject to increase as provided in this lease) shall be as follows:

     (i) from July 1, 2000 through February 28, 2001, $1,466,966 per annum (representing the annual fixed rent under the Existing Leases, as the same may have been increased);

     (ii) from March 1, 2001 through January 31, 2002 (x) $1,230,000 per annum (represent ing the annual fixed rent under the Existing Leases, as the same may have been increased, for the 8th through 12th floors), plus (y) $380,000 per annum for the 7th floor, except that the annual fixed rent for the 7th floor shall be increased (A) on March 1, 2001, by an amount equal to $380,000 multiplied by the greater of 1 percent or 50% of the percentage increase of the Index (as defined below) for February 2001 over the Index for June 2000, and (B) on July 1, 2001, by an amount equal to the annual fixed rent then payable with respect to the 7th floor multiplied by the greater of .50 percent or 50 percent of the percentage increase of the Index for June 2001 over the Index for February 2001;

     (iii) from February 1, 2002 through June 30, 2002 (x) the annual fixed rent then payable with respect to the 7th floor as determined above, plus $1, 900,000 per annum for the 8th through 12th floors, except that the annual fixed rent for the 8th through 12th floors shall be increased (A) on February 1, 2002, by an amount equal to $1,900,000 multiplied by the greater of 2.375 percent or 50 percent of the percentage increase of the Index for January 2002 over the Index for June 2000 and (B) on July 1, 2002, by an amount equal to the annual fixed rent then payable with respect to the 8th through 12th floors multiplied by the greater of .625 percent or 50 percent of the percentage increase of the Index for June 2002 over the Index for January 2002;

     (iv) from July 1, 2002 through June 30, 2003 (x) the annual fixed rent then payable with respect to the 8th through 12th floors as determined above, plus
(y) the annual fixed rent then payable with respect to the 7th floor, which 7th floor annual fixed rent shall be increased on July 1, 2002 by an amount equal to the annual fixed rent then payable for the 7th floor multiplied by the greater of 1.5 percent or 50 percent of the increase of the Index for June 2002 over the Index for June 2001; and

     (v) commencing on July 1, 2003 and on the first day of each July thereafter during the term (the "Adjustment Date"), the annual fixed rent shall be increased by an amount equal to the annual fixed rent then payable under this lease multiplied by the greater of 1.5 percent or 50 percent of the percentage increase of the Index for the June immediately prior to the Adjustment Date in question over the Index for the prior June.

          (b) In addition to all other rent and additional rent, and all other increases, under this lease, the annual fixed rent shall be increased by $360,000 per annum on July 1, 2003, an additional $440,000 per annum on May
1, 2005, and an additional $420,000 per annum on each of July 1, 2006, July
1, 2009, July 1, 2012, and, if the term of this lease is timely extended by Tenant pursuant to this lease, July 1, 2015, July 1, 2018, July 1, 2021 and July 1, 2024.

          (c) The term "Index" shall mean the All-Items figures in the Consumer Price Index-All Urban Consumers (1982-84=100) of the Bureau of Labor
Statistics of the United States Department of Labor for New York, New York-Northwestern New Jersey. If the Index is discontinued or changed, or the Index is no longer published for the applicable months, Owner shall designate a suitable substitute index, adjust the Index to take account of the changes or change the periods for comparison. As soon as practicable after the publication of the Index or the determination of a substitute index, Owner shall determine the new annual fixed rent. Pending such determination, Tenant shall continue to pay the annual fixed rent then in effect. When the new annual fixed rent has been determined, Tenant shall promptly pay any increase to Owner retroactive to the beginning of the period in question.

          (d) The following is an illustration of the fixed rent payments through July 1, 2004, assuming an annual percentage increase of the Index of 1 percent (so that the Index increase is not relevant):

     (i) from July 1, 2000 through February 28, 2001, $1,466,966;

     (ii) from March 1, 2001 through January 31, 2002 (x) $1,230,000, plus (y) $380,000, but on March 1, 2001 the 7th floor rent shall be increased to $383,800 ($380,000 plus 1% of $380,000 or $3,800) and on July 1, 2001 to $385,719
($383,800 plus .50 percent of $383,800 or $1,919);

     (iii) from February 1, 2001 through June 30, 2002 (x) $385, 719, plus (y) $1,900,000, but on February 1, 2001 the 8th through 12th floors rent shall be increased to $1,945,125 ($1,900,000 plus 2.375 percent of $1,900,000) and on
July 1, 2002 to $1,957,282.03 ($1,945,125 plus .625 percent of $1,945,125);

     (iv) from July 1, 2002 through June 30, 2003 (x) $1,957,282.03 plus (y)
$391,504.79 ($385,719 plus 1.5 percent of $385,719); and

     (v) July 1, 2003 through June 30, 2004, $2,348,786.82 plus $35,231.80 (1.5 percent of $2,348,786.82), plus $360,000.

     45. REAL ESTATE TAXES. For the purpose of this Article:

     (i) The term "Taxes" shall mean (1) the real estate taxes, assessments and special assessments imposed on the building and/or the land on which the building is erected (including, without limitation, business improvement district charges) and (2) any reasonable expenses incurred by Owner in contesting the same. If at any time during the term of this lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed and imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges shall be deemed to be included within the term "Taxes" for the purposes hereof (in no event, however, shall Taxes include any income, estate or inheritance tax of Owner, or any transfer taxes).

     (ii) The term "Base Tax Year" shall mean the Tax Year ending June 30, 2000.

     (iii) The term "Base Tax" shall mean the Taxes for the Base Tax Year.

     (iv) The term "Tax Year" shall mean the period of 12 calendar months beginning July 1st.

     (v) The term "Tenant's Share" shall mean 50 percent through April 30, 2005, and 58.333 percent thereafter (subject to increase as provided in this lease; and for purposes of this Article, Tenant's Share with respect to the 7th floor shall be 8.333 percent).

          (b) If the Taxes for any Tax Year shall exceed the Base Tax, Tenant shall pay for such Tax Year an amount ("Tax Payment") equal to Tenant's Share of such excess (except that the Tax Payment under this Article shall not commence until March 1, 2001 with respect to the 7th floor, not until February 1, 2002 with respect to the 8th through 12th floors and not until May 1, 2005 with respect to the 5th floor). If a Tax Year ends after the expiration or termination of the term of this lease, the Tax Payment therefor shall be prorated to correspond to that portion of such Tax Year occurring within the term of this lease. In addition, the Tax Payment shall be prorated for the Tax Year in which the payment of additional rent under this Article commences. If the real estate fiscal tax year of the City of New York shall be changed during the term of this lease, any Taxes for a real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the particular Tax Year for the purpose of making the computations under this Article.

     (c) The Tax Payment shall be payable by Tenant within 30 days after receipt of a demand from Owner (but not more than 30 days before the tax is due, subject to Owner's option set forth in the following sentence), which demand shall be accompanied by Owner's computation of the Tax Payment (a copy of the relevant tax bills shall be sent by Owner to Tenant with each such demand). Notwithstanding the foregoing, at Owner's option, to be exercised at any time during the term of this lease upon notice to Tenant, Tenant shall pay on the first day of each month, on account of the Tax Payment for the next Tax Year, an amount equal to one-twelfth of the Tax Payment for the preceding Tax Year. If the aggregate payments on account of the Tax Payment in any Tax Year shall exceed the Tax Payment for that Tax Year, the excess shall, at Owner's option, either be credited against subsequent payments under this lease or promptly refunded to Tenant; and if the Tax Payment for any Tax Year shall exceed the aggregate payments on account of the Tax Payment, the excess shall be promptly paid by Tenant.

     (d) If in any Tax year the building or the land is entitled to any abatement of or exemption from Taxes (or any assessment or rate which comprises Taxes) as the result of any work performed or expenditures made by Owner, such abatement or exemption shall not be taken into account in determining Tenant's Tax Payment for that Tax Year, but the Tax Payment shall be based on the Taxes which would have been payable without that abatement or exemption. If Owner shall receive a refund of the Taxes for any Tax Year, Owner shall pay to Tenant, Tenant's Share of the net refund (after deducting from such total refund the reasonable costs and expenses of obtaining same which have not previously been included in Taxes under this lease); but (i) such payment to Tenant shall not exceed Tenant's Tax Payment actually paid for such Tax Year and (ii) if Tenant is then in default in the payment of any fixed rent or additional rent, Owner shall first apply that refund to the defaulted payments.

     46. ELECTRIC ENERGY. (a) Notwithstanding any provision of this lease to the contrary, Owner shall have no obligation to supply to Tenant or the demised premises any electric energy. Tenant shall, at Tenant's expense, make all arrangements for electric energy to be furnished to the demised premises, including, without limitation, the furnishing, installing and maintaining of all meters and other components of the electric energy system within or servicing the demised premises. Owner shall not be liable to Tenant in damages or otherwise for any failure of Tenant to make arrangements for or to obtain any electric energy. Tenant shall not be released or excused from the performance of any of its obligations under this lease for any such failure or for any interruption or curtailment of any electric energy, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction, except that nothing contained in this paragraph shall be deemed to release Owner from liability resulting from the negligence of Owner or its contractors (subject, however, to the provisions of this lease, including, without limitation, Article 61). Tenant shall not overload any electric energy facility.

          (b) Tenant shall pay directly to the company, companies or governmental units supplying electric energy to Tenant promptly as and when due, all charges for electric energy used by Tenant or in connection with the demised premises.

          (c) Notwithstanding any provision of this lease to the contrary, Tenant shall, at Tenant's expense, maintain and promptly make all repairs, ordinary and extraordinary, to all components of the electric energy system servicing exclusively the demised premises, including, without limitation, all meters.

          (d) Owner shall select the company or companies that supply electric energy to the building (and to the demised premises), and shall have the right at any time and from time to time during the term of this lease to change the company or companies that supply electric energy to the building (and to the demised premises). Tenant shall cooperate with Owner and the company or companies that supply electric energy to the building (and to the demised premises) and, as reasonably necessary, shall allow Owner and such company or companies reasonable access to the demised premises and Tenant's electric lines, feeders, risers, wiring, and any other machinery. Owner shall not be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change of the company or companies supplying electric energy to the building (and to the demised premises), including, without limitation, in connection with the failure, interference or disruption in the supply of the electric energy furnished to the demised premises, and no such change, failure, defect, interference or disruption shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or additional rent, or relieve Tenant from any of its obligations under this lease.

     47. TENANT'S RIGHT OF FIRST OFFER - AVAILABLE SPACE. (a) Provided (i) Tenant is not then in default under this lease following any required notice and the expiration of the applicable grace period, (ii) this lease is otherwise in full force and effect and (iii) Tenant named herein (or an Affiliate or Successor, as those terms are defined in Article 53) is the tenant under this lease and is occupying not less than 100,000 rentable square feet of the demised premises, if on or before the date which is 5 years prior to the expiration of the term of this lease (as the same may have been extended pursuant to Articled 49), any space ("Expansion Space") in the building shall become, or Owner anticipates that within the next 365 days same shall become, available for leasing (other than in connection with the first lease entered into by Owner following the date of this lease of any portions of the 2nd or 3rd floors of the building, which shall not be subject to Tenant's right under this Article), Owner shall give notice thereof to Tenant, which notice shall include an offer by Owner to Tenant for Tenant to include the Expansion Space in the demised premises on all of the terms of this lease (including, without limitation, the terms set forth in paragraphs (b) and (c) of this Article) at an initial annual fixed rent set forth in Owner's notice. Tenant shall have the right, to be exercised by notice to Owner within 10 business days following receipt of Owner's notice (time being of the essence), to include in the demised premises the Expansion Space on the terms of this lease and at the initial fixed rent set forth in Owner's notice. During the initial term of this lease, if Tenant has not than exercised Tenant's right to extend the term of this lease pursuant to Article 49, there is less than 5 years remaining in the initial term, and Tenant is then permitted to exercise Tenant's right to extend the term of this lease pursuant to the provisions of Article 49, Owner shall give to Tenant the notice required by this Article and Tenant shall have the right to exercise Tenant's right under this Article so long as Tenant shall simultaneously with the exercise of Tenant's right under this Article also exercise Tenant's right to extend the term of this lease pursuant to Article 49 (provided that on the date Tenant exercises Tenant's right Tenant has the right to extend the term of this lease pursuant to the provisions of Article 49). Nothing contained in this Article shall be deemed to prohibit Owner from renewing or extending any lease or making any new lease with any then existing tenant (or its Affiliate or Successor).

          (b) If Tenant shall not timely exercise Tenant's right to include the Expansion Space in the demised premises, Owner may lease the Expansion Space to any third party on any terms desired by Owner but if the effective average annual fixed rent to be charged to said third party (taking into account only the following terms of the proposed lease: the initial fixed rent; any fixed increases (not escalations, CPI increases or other increases which cannot then be calculated) of the initial fixed rent; and any Owner's work, allowances and free rent period) is less than 90 percent of the average annual fixed rent set forth in Owner's notice, Owner must first offer the Expansion Space to Tenant at the effective average annual fixed rent offered to said third party. If Tenant shall timely exercise Tenant's right to include the Expansion Space in the demised premises, it shall be included in the demised premises on the date the Expansion Space is vacant and available, on the terms of this lease, except that the initial fixed rent shall be as set forth in Owner's notice, the Base Tax Year shall be the Tax Year then in progress and Tenant's Share shall increase by the percentage obtained by dividing the rentable square feet of the Expansion Space (as reasonably determined by Owner and using a measurement of 22,412 rentable square feet for a full floor) by 268,944.

          (c) Tenant shall accept possession of the Expansion Space included in the demised premises pursuant to this Article "As Is" (and otherwise on the terms of this lease) on the date the Expansion Space is included in the demised premises, and Owner shall have no obligation to furnish, render or supply any work, labor, services, equipment, materials, decorations, furniture or fixtures to make that space ready or suitable for Tenant's use or occupancy, except that Owner shall, at Owner's expense, in a building standard manner, using building standard materials, in compliance with all applicable laws, as soon as practicable following the inclusion of the Expansion Space in the demised premises, remove or, at Owner's option, encapsulate any asbestos located in the Expansion Space (and the fixed rent for the Expansion Space shall not commence until same is substantially complete).

          (d) As soon as practicable, Owner and Tenant shall execute, acknowledge and deliver an amendment of this lease prepared by Owner confirming the terms on which the Expansion Space is included in the demised premises.

     48. TENANT'S RIGHT OF FIRST OFFER - SALE OF THE BUILDING. (a) Provided (i) Tenant is not then in default under this lease following any required notice and the expiration of the applicable grace period, (ii) this lease is otherwise in full force and effect, and (iii) Tenant named herein (or an Affiliate or Successor) is the tenant under this lease and is occupying not less than 100,000 rentable square feet of the demised premises, if at any time during the term of this lease Owner desires to sell the building or all of its interest in the building (in one transaction or a series of related transactions) to an unrelated third party, Owner shall give notice thereof to Tenant, which notice shall include an offer by Owner to Tenant for Tenant to purchase the building pursuant to the contract of sale delivered by Owner to Tenant with Owner's notice. Tenant shall have the right, to be exercised by Tenant signing and returning to Owner four copies of the contract (without change), together with the 5% deposit required by the contract, within 10 business days following receipt of Owner's notice (time being of the essence).

          (b) If Tenant shall not timely exercise Tenant's right to purchase the building, Owner may sell the building to any third party on any terms desired by Owner, but if the purchase price to be charged to said third party is less than 90 percent of the purchase price set forth in the contract delivered to Tenant, Owner must first offer to sell the building to Tenant at the purchase price offered to said third party (and otherwise on the terms of the contract first delivered to Tenant). If Tenant shall timely exercise Tenant's right to purchase the building, Owner shall sell to Tenant, and Tenant shall purchase from Owner, the building in accordance with the contract. Any default by Tenant under the contract shall be deemed a default under this lease and any default by Tenant under this lease shall be deemed a default by Tenant under the contract, in which event Owner shall have all rights and remedies of Owner, including, without limitation, the right to terminate either or both of this lease and the contract (and Tenant shall no longer have Tenant's rights under this Article or Articles 47, 49 or 51(b)).

     49. TENANT'S RIGHT TO EXTEND. Provided (i) Tenant is not in default under this lease following any required notice and the expiration of the applicable grace period on the date Tenant exercises Tenant's right under this Article or on the date the extended term commences, (ii) this lease is otherwise in full force and effect, and (iii) Tenant named herein (or an Affiliate or Successor) is the tenant under this lease and is occupying not less than 100,000 rentable square feet of the demised premises on the date Tenant exercises Tenant's right under this Article and the date the extended term commences, Tenant shall have the right to extend the term of this lease with respect to the entire demised premises, for a period of 10 years, commencing on July 1, 2015 and ending on June 30, 2025. The extended period shall be on the terms of this lease, except that (i) the initial annual fixed rent shall be the higher of (x) the annual Fair Market Fixed Rent determined pursuant to this Article or (y) the annual fixed rent then payable under this lease, and (ii) Tenant shall have no further right or option to extend the term of this lease.

          (a) The annual Fair Market Fixed Rent shall be (at the date of its determination) the annual fixed rent which an unrelated third party would pay for the demised premises for a 10-year lease commencing July 1, 2015 and otherwise on the terms of this lease (including, without limitation, the Base Tax Year, no Owner's work, no Owner's allowance, no rent concession, no brokerage commissions and no vacancy period). If Tenant timely exercises Tenant's right under this Article, on or about January 1, 2015, Owner shall give notice to Tenant of Owner's determination of the annual Fair Market Fixed Rent. If Tenant disputes Owner's determination, Tenant shall give notice to Owner of the dispute within 30 days after receipt of Owner's notice stating Tenant's determination of the Fair Market Fixed Rent (time being of the essence). If Tenant shall not submit that notice, then the initial annual fixed rent for the extended period shall be Owner's determination of the Fair Market Fixed Rent. If Tenant shall submit that notice, Owner and Tenant shall, within 10 days following Tenant's notice, designate one independent arbitrator to determine the annual Fair Market Fixed Rent. The arbitrator must be a person having not less than 15 years' experience as a commercial leasing broker in the City of New York. If they fail to designate an arbitrator within 10 days, the arbitrator shall be designated by the President of the New York City Real Estate Board, Inc. at the request of either Owner or Tenant. The arbitrator shall determine the Fair Market Fixed Rent by selecting either the Fair Market Fixed Rent submitted by Owner or the Fair Market Fixed Rent submitted by Tenant, whichever Fair Market Fixed Rent the arbitrator determines is closer to the Fair Market Fixed Rent. The determination of the arbitrator shall be binding and conclusive upon both Owner and Tenant. The determination of the arbitrator shall be requested within 30 days. The costs and expenses of the arbitrator shall be paid 50 percent by Owner and 50 percent by Tenant. Each party shall pay the costs and expenses of its own attorneys and experts and of presenting its evidence. If the dispute shall not be resolved prior to July 1, 2015, then pending the resolution of the dispute, Tenant shall pay the annual fixed rent based upon Owner's determination of the Fair Market Fixed Rent, and within 30 days following resolution of the dispute any adjustment shall be refunded by Owner to Tenant retroactive to July 1, 2015. Except for the change, if any, of the annual fixed rent, no other term of this lease shall change.

          (b) Tenant's right under this Article must be exercised by Tenant giving Owner notice of such exercise on or before June 30, 2013 (time being of the essence).

          (c) If Tenant shall timely exercise Tenant's right under this Article
(i) the term of this lease shall be deemed extended for the extended term without any other or further document being required, except to confirm the initial annual fixed rent, and (ii) any reference in this lease to the term of this lease shall be deemed to include the extended term.

     50. TENANT'S USE OF THE ROOF. Subject to and upon all of the terms of this Article and this lease, and the rules and regulations of the building now or hereafter in effect, Tenant shall have the nonexclusive right, at its expense (but without charge by Owner) to use up to 300 square feet of contiguous space on the roof of the building (the initial location of that space to be mutually agreed upon by Owner and Tenant) for the installation (and connection to the demised premises) of satellite dishes, antennae, HVAC equipment and other equipment used in Tenant's business (which shall include a screen reasonably acceptable to Owner designed to block those items from view) (collectively, the "Equipment").

          (a) Prior to installing the Equipment, (i) detailed plans and specifications for the Equipment and its installation, and an engineer's report on the affect the installation and operation of the Equipment shall have on the roof or structural integrity of the building, shall be submitted to Owner for its approval (which shall not be unreasonably withheld or delayed) and (ii) a full maintenance contract covering the Equipment, the portion of the roof and parapet wall affected by the Equipment is, at Tenant's expense, obtained by Tenant, from a maintenance company approved by Owner (which shall not be unreasonably withheld or delayed).

          (b) Owner may, at its expense, change the location of the Equipment, provided the new location shall not adversely effect the functioning of the Equipment.

          (c) Tenant's access to the roof shall be in common with all others to whom Owner gives access to the roof.

          (d) Owner, other tenants of the building and all others to whom Owner grants such right, shall have the right to use the roof (but not the portion of the roof used by Tenant) and Tenant shall allow unrestricted access to the roof through the 12th floor portion of the demised premises, but only by way of stairway B adjacent to the southeast freight elevator. The use of that stairway from the 12th floor to the roof shall not interfere with the conduct of Tenant's business in the demised premises and Owner shall repair any damage to the demised premises caused by Owner or others permitted by Owner to use that stairway (but not Tenant) as the result of the use of that stairway. Owner shall provide Tenant with reasonable prior notice (which may be oral and, if Owner determines that Owner cannot wait a longer period, may be less than one day's notice) if Owner or others shall need to use that stairway (but prior notice shall not be required in an emergency).

          (e) Tenant shall, at its expense, maintain and make all repairs to the Equipment, maintain the Equipment in good order and condition, comply with all laws and requirements of any public authorities and comply with all requirements of insurance bodies, with respect to the use, furnishing, installing, maintaining and repair of the Equipment.

          (f) Tenant shall, at its expense, obtain and keep in force all permits and licenses required for the Equipment, and the insurance carried by Tenant in accordance with this lease shall cover the Equipment.

          (g) Tenant shall (i) not overload the roof, (ii) install, mount and anchor the Equipment in a manner which shall not permit the same to transmit vibration to the building, (iii) otherwise install, mount and anchor the Equipment in a manner reasonably satisfactory to Owner and its engineer and
(iv) make such changes as may be reasonably necessary so that the Equipment shall not interfere with the functioning of any other equipment on the roof or in the building (and Owner shall require others to do the same if any such equipment interferes with the functioning of the Equipment).

          (h) Owner shall have no obligation, liability or responsibility whatsoever with respect to the Equipment.

          (i) Tenant shall indemnify, defend and hold harmless Owner from and against any and all claims, actions, proceedings, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees), and shall make all repairs and maintenance to the roof, parapet and coping, arising out of the use, furnishing, installation, maintenance and repair of the Equipment.

          (j) On or before the expiration of the term of this lease, or the date Tenant ceases the use of any Equipment, or on the date any public authorities or insurance bodies require the removal thereof, Tenant shall, at its expense, remove the Equipment (or the portion which is no longer used), and repair any damage caused by Tenant, the Equipment or the removal of the Equipment.

     51. NAME OF BUILDING; SIGNAGE; ACCESS; ELEVATORS.

          (a) Provided (i) Tenant is not then in default under this lease following any required notice and the expiration of the applicable grace period, (ii) this lease is otherwise in full force and effect, and (iii) Tenant named herein (or an Affiliate or Successor) is the tenant under this lease and is occupying not less than 100,000 rentable square feet of the demised premises, (x) the building shall be known as "the Coach Building",
(y) Tenant shall have the exclusive right to place two tasteful signs on the wall of the building facing 34th Street identifying the building as "The Coach Building", and one additional tasteful sign on that wall advertising Tenant's products, subject to Owner's consent, which consent shall not be unreasonably withheld or delayed, and (z) there shall be no other signs on that wall, except for existing sign rights (Owner shall, however, use commercially reasonable efforts to have such signs removed and not replaced, but shall not be required to pay a fee or other consideration therefor, and shall have the "Vantage Press" sign removed not later than promptly following the expiration date of the lease with Vantage Press, which expiration date is February 29, 2004). At Owner's option, Tenant's signs shall be removed from the building upon the expiration or earlier termination of this lease, and Tenant shall repair any damage caused by Tenant, the signs or the removal of the signs.

          (b) Owner shall have the right to place third party advertising on the roof, east wall and balance of the building (other than the wall facing 34th Street) ("Landlord's Advertising Area"), provided such signs (i) shall not advertise any goods, or any company which sells primarily goods, which are competitive with any goods sold by Tenant on the date which is the earlier of the date Owner gives Tenant notice of any such advertising or the date the advertising is placed on the building, (ii) are not pornographic, (iii) do not advertise alcohol, tobacco or firearms and (iv) do not block the windows of the demised premises or Tenant's views, light or air. If Owner receives or desires to solicit an offer from an unrelated third party (including, without limitation, any tenant of the building), other than an advertiser who then has an advertisement on the building, for the right to place advertising on any portion of Landlord's Advertising Area, which offer or solicitation is acceptable to Owner, then provided (i) Tenant is not then in default under this lease following any required notice and the expiration of the applicable grace period, (ii) this lease is otherwise in full force and effect, and
(iii) Tenant named herein (or an Affiliate or Successor) is the tenant under this lease and is occupying not less than 100,000 rentable square feet of the demised premises, Owner shall give notice thereof to Tenant, which notice shall include an offer by Owner to Tenant for Tenant to place advertising for Tenant's products on the space covered by, and on the terms set forth in, the third party's offer or Owner's solicitation. Tenant shall have the right, to be exercised by notice to Owner within 10 days following receipt of Owner's notice (time being of the essence), to license the space covered by said third party's offer or Owner's solicitation for the advertisement of Tenant's products on the terms set forth in said third party's offer or Owner's solicitation (net of any advertising or other commissions or fees not payable if Tenant exercises Tenant's right). If Tenant shall not timely exercise Tenant's right, Owner shall have the right to license that space to said third party on substantially the terms set forth in said third party's offer.
If Tenant shall timely exercise Tenant's right, Tenant shall be deemed to have licensed the area covered by the thirty party's offer on the terms of the third party's offer, for the advertisement of Tenant's products, and Owner and Tenant shall execute a confirmation of the license prepared by Owner (but Tenant's failure to execute same shall not negate Tenant's rights or obligations with respect to that license). Any default by Tenant under the license shall be deemed a default under this lease and any default by Tenant under this lease shall be deemed a default by Tenant under the license, in which event Owner shall have all rights and remedies of Owner, including, without limitation, the right to terminate either or both of this lease and the license (and Tenant shall no longer have Tenant's rights under this paragraph or Articles 47, 48, or 49).

          (c) Subject to the provisions of this lease, provided same is permitted by law, as soon as the Access System is operational, Tenant shall have access to the demised premises, 24 hours per day, seven days per week (Tenant recognizing that the building is not staffed by Owner after Owner's normal business hours).

          (d) The freight elevator which Owner shall convert to a passenger elevator as part of Owner's Work, shall service only the 5th and the 7th through 12th floors, inclusive, and the main lobby of the building, so long as Tenant (or an Affiliate or Successor) occupies all such floors. The two existing passenger elevators on the date of this lease shall continue to service all floors in the building (including, without limitation, the demised premises and the main lobby of the building).

     52. ASSIGNMENT AND SUBLEASING. If Tenant shall at any time during the term of this lease desire to assign this lease or sublet all or any portion of the demised premises, Tenant shall give notice thereof to Owner, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and a term sheet setting forth all of the material terms of the assignment or sublease (which Tenant shall certify as being agreed upon by the parties), the effective or commencement date of which shall be at least 30 days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises, and (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report (if available). Tenant's notice shall be deemed an offer from Tenant to Owner whereby Owner may, at its option, terminate this lease if the proposed transaction is an assignment of this lease or a sublet of all or substantially all of the demised premises (for any term), terminate this lease with respect to the space to be sublet if the proposed transaction is a sublease of less than substantially all of the demised premises for all or substantially all of the remaining term of this lease, or terminate this lease with respect to the space to be sublet for the term of the sublease if the proposed transaction is a sublease of less than substantially all of the demised premises for less than substantially all of the remaining term of this lease. The options may be exercised by Owner by notice to Tenant at any time within 30 days after such notice has been given by Tenant to Owner, and during such 30-day period Tenant shall not assign this lease or sublet such space to any person.

          (a) If Owner exercises the option to terminate this lease pursuant to paragraph (a) of this Article, then this lease shall expire on the date that the assignment or sublease was to be effective or commence, as the case may be, Tenant (and all other occupants) shall vacate the demised premises on or before that date, and the fixed rent and additional rent shall be paid and apportioned to that date.

          (b) If Owner exercises the option to terminate this lease in part pursuant to paragraph (a) of this Article then (i) this lease shall expire with respect to that part of the demised premises on the date that the proposed sublease was to commence, (ii) from and after that date the fixed rent and all additional rent shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises, (iii) Tenant shall pay to Owner, upon demand, the costs incurred by Owner to physically separate that part of the demised premises from the balance of the demised premises and in complying with any laws and requirements of any public authorities relating to the separation, and (iv) if the sublease was for less than substantially all of the remaining term of this lease, on the date the sublease was to expire that space shall again be deemed included in the demised premises pursuant to the terms of this lease in its then "AS IS" condition.

          (c) If Owner does not exercise any option pursuant to paragraph (a) of this Article, provided Tenant is not then in default under this lease following any required notice and the expiration of any applicable cure period, Owner's consent (which must be in writing and in form reasonably satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided that:

     (i) Tenant shall have complied with the provisions of paragraph (a) of this Article, and Owner shall not have exercised any option under said paragraph (a) of this Article within the time permitted therefor;

     (ii) In Owner's reasonable judgment the proposed assignee or subtenant is engaged in a business and the demised premises will be used in a manner which
(x) is in keeping with the then standards of the building, (y) is limited to the uses set forth in Article 2, and (z) will not violate any negative covenant as to use contained in any other lease of space in the building;

     (iii) The proposed assignee or subtenant is reputable, of good character and has sufficient financial worth considering the responsibility involved, and Owner has been furnished with reasonable proof thereof; and is not any of the following: employment or travel agency (or offices therefor); government or quasi-government or agency or department thereof or owned in whole or in part by a government or quasi-government or agency or department thereof (or offices therefor); foreign airline; charity, not-for-profit organization or other organization dependent in whole or in part on charitable contributions (or offices therefor); or any person or entity who shall create, in Owner's reasonable opinion, any excessive traffic or use of the building services;

     (iv) Neither (x) the proposed assignee or subtenant nor (y) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the building, if Owner then has available, or reasonably anticipates having available within 60 days, space in the building of approximately the same rentable square feet as the proposed subleased space;

     (v) The proposed assignee or subtenant is not a person with whom Owner is then negotiating (or with whom Owner has within the prior 60-day period negotiated) the lease of space in the building;

     (vi) The sublease or assignment shall be in substantially the form furnished to Owner pursuant to paragraph (a) of this Article, and shall comply with the applicable provisions of this Article;

     (vii) The rent and other material terms of the sublease or assignment are substantially the same as those contained in the term sheet furnished to Owner pursuant to paragraph (a) of this Article;

     (viii) Tenant shall reimburse Owner on demand for any reasonable costs that may be incurred by Owner in connection with said assignment or sublease, including, without limitation, reasonable legal costs incurred in connection with the granting of any requested consent, all such costs not to exceed an aggregate of $2,500 per consent;

     (ix) Any sublease shall be for a term ending not later than one day prior to the fixed expiration date of this lease, and shall provide that (x) it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and (y) in the event of termination, re-entry or dispossess by Owner under this lease, Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under the sublease, and the subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of the sublease, except that Owner shall not be (1) liable for any previous act or omission of Tenant under the sublease, (2) subject to any offset, not expressly provided in the sublease, which theretofore accrued to the subtenant against Tenant, or (3) bound by any previous modification of the sublease or by any previous prepayment of more than one month's rent;

     (x) Tenant shall not have advertised or publicized in any way the availability of the demised premises without prior notice to Owner, nor shall any advertisement or publication state the proposed rental; and

     (xi) No more than three occupants (including Tenant) shall occupy any floor which is a part of the demised premises.

          (d) Each assignment or subletting pursuant to this Article shall be subject to all of the terms of this lease. Notwithstanding any such subletting or assignment and/or acceptance of rent or additional rent by Owner from any subtenant or assignee, Tenant shall remain fully liable for (and any assignee shall assume the obligation for) the payment of the fixed rent and additional rent due and to become due under this lease and for the performance of all Tenant's obligations under this lease. All acts and omissions of any subtenant or assignee or anyone claiming under or through any subtenant or assignee which shall be in violation of any of the obligations of this lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting or assignment, no further subletting or assignment by Tenant or any person claiming through or under Tenant shall be made except upon compliance with and subject to the provisions of this Article (but Owner shall have the unrestricted right to deny its consent or approval to any assignment or sublease by a subtenant). If Owner shall decline to give its consent to any proposed assignment or sublease, or if Owner shall exercise an option under paragraph (a) of this Article, Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Owner by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          (e) If Owner shall give its consent to any assignment or sublease, Tenant shall in consideration therefor, pay to Owner, as additional rent (as and when paid to Tenant):

     (i) in the case of an assignment, an amount equal to 50 percent of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, less the aggregate amount of any brokerage commissions paid to an unrelated third party, reasonable attorneys' fees, and other reasonable costs paid by Tenant in connection with the assignment; and

     (ii) in the case of a sublease, 50 percent of any rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease allocable to the subleased premises, less any brokerage commissions paid to an unrelated third party, reasonable attorneys fees, and other reasonable costs paid by Tenant in connection with the sublease.

     53. CERTAIN ASSIGNMENTS AND SUBLEASES. Notwithstanding any provision of this lease to the contrary, provided that (a) Tenant is not then in default under this lease following the giving of any required notice and the expiration of the applicable cure period, (b) Tenant shall give Owner not less than 15 days prior notice of the assignment or sublease, enclosing with the notice the proposed form of all documents relating to the assignment or sublease, including, without limitation, an assignment or sublease (with an assumption by the assignee), a reasonably detailed description of the assignee or subtenant and its principals, and reasonably detailed financial information covering the assignee or subtenant, (c) the business conducted in the demised premises prior to the assignment or sublease shall be continued in substantially the same manner after the assignment or sublease (and otherwise in accordance with this lease, including, without limitation, this Article and Article 2), (d) there shall be no more than three occupants (including Tenant) on any floor, (e) the transaction shall be for a business purpose and not merely for the assignment of this lease, and (f) (unless the assignee is a wholly-owned subsidiary of Tenant) the net worth of any assignee shall be not less than 80% of the net worth of the assignor (on the date of this lease or the transaction in question, whichever is greater) and Tenant shall provide Owner with reasonable proof thereof, Owner's consent shall not be required (and Owner shall not have the right to terminate this lease, in whole or in part, pursuant to paragraph (a) of Article 52) for an assignment or sublease by Tenant to any entity ("Affiliate") controlling, under common control with or controlled by Tenant or an assignment of this lease to an entity ("Successor") succeeding to Tenant's business pursuant to a merger, consolidation or sale of all or substantially all of Tenant's stock or assets. The term "control" shall mean the direct or indirect ownership of more than 50% of all classes of capital stock (or other ownership interests) and the ability to manage the business of Tenant.

     54. SALE OF STOCK, PARTNERSHIP INTERESTS OR OTHER INTERESTS. Subject to the provisions of this lease, if Tenant shall be a corporation, partnership or other entity (the shares, partnership interests or other ownership interests of which are not publicly traded), any transfer of voting stock, partnership interests or other interests resulting in the person or persons who shall have controlled the corporation, partnership or other entity immediately before the transfer ceasing to control same, except as the result of transfers by inheritance or a registered public offering of such interests, shall be deemed to be an assignment of this lease as to which Owner's consent shall be required as provided in this lease.

     55. TENANT'S WORK. Subject to the provisions of this Article, Article 3, all other provisions of this lease, and the rules and regulations of the building now or hereafter in effect, Owner's consent to the performance by Tenant of work ("Tenant's Work") consisting of nonstructural alterations to the demised premises in accordance with Tenant's Plans (as defined below) shall not be unreasonably withheld or delayed, provided that (i) Tenant is not then in default under this lease following any required notice and the expiration of any applicable cure period, (ii) Tenant's Work is not structural (except that Tenant shall have the right, subject to and in accordance with all of the provisions of this lease, including, without limitation, the obligation to remove same if requested by Owner, to install internal stairs between the contiguous full floors constituting the demised premises), (iii) the outside appearance of the building shall not be affected, (iv) Tenant's Work shall not affect any structural part of the building (except as provided in clause (ii) of this paragraph (a)), (v) no part of the building outside of the demised premises shall be affected, (vi) the mechanical, electrical, plumbing and other service and utility systems of the building shall not be materially and adversely affected, and (vii) Tenant's Work shall comply with the applicable provisions of this lease and law. Notwithstanding the foregoing, Owner's consent shall not be required for decorative work within the demised premises such as painting, carpeting and wall covering, provided that the foregoing provisions of clauses
(i) through (vii) of this paragraph are satisfied, prior notice of the work in reasonable detail is provided to Owner, and the work shall not require the filing of plans. Any Tenant's Work which is required to be performed by Tenant pursuant to any provision of this lease which is structural or which affects any mechanical, electrical, plumbing or other service or utility system of the building shall be performed in accordance with this Article and all other applicable provisions of this lease, or may, at Owner's option, be performed by Owner at Tenant's expense (in which event, Tenant shall pay Owner in installments, in advances, as the work progresses).

          (a) Prior to the commencement of any Tenant's Work requiring Owner's consent, Tenant shall submit to Owner for its approval five sets of complete plans, drawings and specifications, suitable for filing if filing is required ("Tenant's Plans"), including, without limitation, all mechanical, electrical, air conditioning and other utility systems and facilities, for Tenant's Work, prepared by an architect and/or engineer duly licensed in the State of New York. Within 10 days following Owner's receipt of Tenant's
Plans, Owner shall review or cause the same to be reviewed and shall thereupon return to Tenant four sets of Tenant's Plans with Owner's approval (which shall not be unreasonably withheld or delayed) or disapproval noted thereon, and if same shall be disapproved in any respect Owner shall state in reasonable detail the reasons for such disapproval. If Owner shall not approve Tenant's Plans, Tenant shall, within 10 days of receipt thereof, cause its architect or engineer to make such changes to Tenant's Plans as Owner shall require and shall thereupon resubmit the same to Owner for its approval. To the extent required pursuant to any mortgage affecting the building, Tenant's Plans shall also be subject to the prior approval of the holder of such mortgage. Following the approval of Tenant's Plans, the same shall be final and shall not be materially changed by Tenant without the prior approval of Owner, which shall not unreasonably be withheld or delayed (and such mortgagee, if required), except as may be required by law. Tenant shall give prior notice to Owner of any changes required by law and shall furnish Owner (and such mortgagee, if required) with copies of all such required changes in Tenant's Plans. Owner's approval of Tenant's Plans or of any revisions shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or the Tenant's Plans are in compliance with law, nor shall such approval impose any present or future liability on Owner or waive any of Owner's rights under this lease. Owner's approval of Tenant's Plans shall be conditioned upon Tenant employing licensed persons and firms and labor for the performance of Tenant's Work so as not to cause any jurisdictional or other labor disputes in the building. In any event, all contractors Tenant proposes to employ shall be subject to Owner's prior approval, which will not be unreasonably withheld or delayed. Such approval shall be requested by Tenant prior to the commencement of any Tenant's Work.

          (b) Promptly following Owner's approval of Tenant's Plans (if such approval is required pursuant to this Article), Tenant shall secure or cause to be secured, at Tenant's expense, all necessary approvals of Tenant's Plans from all governmental authorities having jurisdiction and all permits and licenses necessary to perform Tenant's Work. Prior to the commencement of any Tenant's Work, Tenant shall furnish Owner with (i) copies of Tenant's Plans as approved by such governmental authorities and copies of such permits and licenses, and (ii) if required by a mortgagee of the building, security reasonably acceptable to said mortgagee to secure the performance by Tenant of all of its obligations relating to the performance of and payment for Tenant's Work.

          (c) Following compliance by Tenant with its obligations under the foregoing provisions of this Article, Tenant shall promptly commence or cause to be commenced Tenant's Work and shall complete or cause the same to be completed with reasonable diligence, in a first-class, workmanlike manner in accordance with the approved Tenant's Plans, all licenses and permits, this lease, all applicable laws, ordinances and regulations of all governmental and insurance authorities and all applicable requirements of the Board of Fire Underwriters. All of Tenant's Work shall be performed in a manner so as to minimize inconvenience or disturbance to other tenants or contractors in the building. Any heavy demolition work, core drilling or other slab penetrations to be performed by Tenant as part of Tenant's Work shall be performed on business days before 8:00 A.M. or after 6:00 P.M. Tenant shall cause all construction work to be performed in a reasonable manner and shall comply with Owner's work regulations for the building (including, without limitation, the payment of charges for services and the review of Tenant's Plans).

          (d) Tenant shall pay its contractors, laborers, subcontractors, materialmen and suppliers in accordance with their respective agreements with Tenant, shall not cause or suffer any liens, mortgages, chattel liens, or other title retention or security agreements to be placed on the demised premises, any leasehold improvements therein or the building. Nothing contained in this Article or elsewhere in this lease shall be construed in any way as constituting any consent or authorization to Tenant to subject the land or the building or any part of the land or the building or any leasehold improvements or other personal property of Owner or the interest or estate of Owner or of the lessor under any underlying lease to any lien or charge in respect of Tenant's Work. All contracts or agreements made by Tenant with any third party for the furnishing of any labor or materials in connection with Tenant's Work (or any other work or alterations by Tenant) shall expressly provide that the contractor or materialman shall look solely to Tenant for the payment of any labor or materials furnished to the demised premises pursuant to such contract or agreement and that neither Owner nor the lessor under any underlying lease shall have any responsibility or liability for the payment thereof.

          (e) Promptly following the completion of Tenant's Work, Tenant shall
(i) obtain and submit to Owner copies of all final governmental and fire underwriters' approvals or certificates evidencing the completion thereof in compliance with all governmental and fire underwriters' requirements, and
(ii) deliver to Owner the general contractor's affidavit to the effect that
(x) all work and materials have been completed and/or installed in accordance with Tenant's Plans, or such changes thereto which Owner may have previously approved, and (y) all laborers, materialmen and subcontractors employed by the general contractor have been paid in full, which affidavit shall be accompanied by lien releases from all such parties performing work costing $25,000 or more and/or such other data reasonably establishing payment or satisfaction of all other obligations in respect of Tenant's Work.

          (f) Nothing contained in this Article shall limit the provisions of
Article 3 or any other provisions of this lease, except as specifically set forth in this Article. The provisions of this Article are in addition to the provisions contained in Article 3 and elsewhere in this lease.

          (g) Notwithstanding the provisions of Article 3, Tenant shall not be required to remove from the demised premises (i) normal office installations, other than bathrooms, kitchens, raised flooring, stairs and other installations the removal of which involves a material cost, (ii) any installations in the demised premises existing on the date of this lease or
(iii) any installation which Owner, in Owner's written consent to any Tenant's Work, expressly agrees need not be removed, in response to Tenant's specific written request.

     56. NONDISTURBANCE AGREEMENTS. Notwithstanding any provision of this lease to the contrary, (a) if Owner shall not obtain from the present mortgagee a nondisturbance agreement in favor of Tenant in form and substance acceptable to the present mortgagee within 180 days following the date of this lease, Tenant shall have the right, by notice to Owner within five days following the end of that 180-day period (time being of the essence), to cancel this lease, in which event this lease shall be cancelled without further obligation or liability of either Owner or Tenant to the other and the Existing Leases shall remain in full force and effect according to their respective terms (otherwise, this lease shall continue in full force and effect according to its terms), and (b) notwithstanding the provisions of this Article, Owner shall obtain from any future mortgagee or overlandlord a nondisturbance agreement in favor of Tenant in form and substance acceptable to the mortgagee or overlandlord in question. Owner represents to Tenant that on the date of this lease there is no overlease and the only mortgage is held by Apple Bank for Savings.

     57. INSURANCE. Tenant, at its expense, shall maintain at all times during the term of this lease and at all times when Tenant is in possession of the demised premises (and cause its subtenants or any other occupant of any portion of the demised premises by, through or under Tenant to maintain) (i) public liability insurance in respect of the demised premises and the conduct or operation of Tenant's business therein, with Owner and Owner's managing agent, if any, as additional insureds, with a combined single limit (annually and per occurrence) of not less than $5,000,000 (with a deductable not exceeding $500,000) and (ii) insurance (with a deductible not exceeding $500,000) covering all of Tenant's property, including, without limitation, Tenant's furniture, fixtures, machinery, equipment and other personal property and any property of third parties located in the demised premises ("Tenant's Property") against all risks and perils for physical loss and damage, including, without limitation, additional expense coverage, in an amount equal to the full replacement value of Tenant's Property (as increased from time to time), the policy for which shall, if obtainable (and subject to the payment of any additional premium by Owner as provided in Article
9), contain a clause providing that the release or waiver referred to in Article 9 shall not invalidate the insurance.

          (a) Tenant shall deliver to Owner such policies or certificates of such policies (in form reasonably acceptable to Owner) prior to the commencement of the term of this lease (and with respect to any insurance required by Owner pursuant to Article 3, prior to the commencement of any alteration). Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Owner and any additional insureds such renewal policy or certificate at least 30 days before the expiration of any existing policy. All such policies (and all insurance required by Owner pursuant to Article 3) shall name as additional insureds Owner, Owner's managing agent and Owner's mortgagees, if required by said mortgagees, shall be issued by companies reasonably satisfactory to Owner and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Owner and any additional insureds are given at least 30 days' prior written notice of such cancellation or modification, including, without limitation, any cancellation resulting from the non-payment of premiums. Owner shall have the right at any time and from time to time, but not more frequently than once every two years, to require Tenant to increase the amount of the insurance maintained by Tenant under this Article, as reasonably determined by Owner, provided that such amount shall not exceed the amount which is comparable to the amount then generally required of tenants in similar space in similar buildings in the general vicinity of the building.

          (b) Owner, at its expense, shall maintain insurance covering the building against loss or damage by fire and such other risks as Owner shall determine, in such amounts, with such companies and with such deductibles as Owner shall determine. The policy shall, if obtainable (and subject to the payment of any additional premium by Tenant as provided in Article 9), contain a clause providing that the release or waiver referred to in Article 9 shall not invalidate the insurance.

          (c) Any reference in this lease to Tenant's contractors shall include, without limitation, all contractors, subcontractors, materialmen and others performing any work in the demised premises for Tenant (other than Tenant's employees), whether retained directly by Tenant or by any contractor.

     58. NOTICES. (a) All notices and other communications under this lease (other than invoices for fixed rent or additional rent) must be in writing and shall be deemed to have been properly given if delivered by hand or sent by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) reputable overnight delivery service, or (iii) telecopy, as follows: if to
Owner: c/o Jack Anfang, 139 Haddon Road, New Hyde Park, New York 11040 (fax:
none), and c/o Patricia Bauman, The Bauman Foundation, Jewett House, 2040 S Street, N.W. Washington, D.C. 20009-1110 (fax: 212-328-2003), with a copy in the same manner to: Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016-2097, attention: Lester Henner, Esq. (fax: 212-818-8881) and Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, 10178, attention: Mitchell
N. Baron, Esq. (fax: 212-309-6273); and if to Tenant: 516 West 34th Street, New York, New York 10001, attention: General Counsel (fax: 212-629-2398), with a copy in the same manner to: Sara Lee Corporation, Three First National Plaza, 70 West Madison, Chicago, Illinois 60602, attention: General Counsel (fax:
312-558-8687) and Phillips, Lytle, Hitchcock, Blaine & Huber LLP, 437 Madison Avenue, 34th floor, New York, New York 10022, attention: Kenneth R. Crystal, Esq. (fax: 212-308-9079).

          (b) Any party may, by notice given in accordance with this Article, designate different addresses and recipients for notices and other communications. Notices and other communications shall be deemed given on the date the same is received as evidenced by a receipt or an acknowledgment of receipt (and the failure of a party to accept a communication shall be deemed receipt).

     59. ESTOPPEL CERTIFICATES. Owner and Tenant shall, at any time and from time to time, as requested by the other, upon not less than 10 days' prior notice, execute and deliver to the other or any other party designated by it, a statement certifying: (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and additional rent have been paid; (c) whether or not, to the best of its knowledge, the other is in default in the performance of any of its obligations under this lease, and, if so, specifying each such default of which it shall have knowledge; (d) whether or not, to the best of its knowledge, any event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default and, if so, specifying each such event; and (e) any other matter relating to this lease reasonably requested by that party. Any such statement delivered pursuant to this Article shall be deemed a representation to be relied upon by the requesting party and by others with whom it may be dealing and who are disclosed to the certifying party, regardless of independent investigation. Notwithstanding the foregoing, Tenant shall not request a statement under this Article more often than once in each calendar year.

     60. BROKER. Tenant shall indemnify, defend and hold harmless Owner, Newmark & Company Real Estate, Inc. ("Owner's Broker"), as Owner's broker, George Comfort & Sons, Inc. ("Owner's Managing Agent"), as Owner's Managing Agent, and Judd S. Meltzer Co. Inc. and Landauer Realty Group, Inc. (collectively, "Owner's Consultants"), as Owner's consultants, against and from any claims for any brokerage commissions or other compensation which are made by any broker, consultant or other person (excluding Owner's Broker, Owner's Managing Agent and Owner's Consultants) claiming to have dealt with Tenant (or claiming to have dealt with Tenant, and any or all of Owner, Owner's Broker, Owner's Managing Agent or Owner's Consultants) in connection with this lease, and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses. Owner shall indemnify, defend and hold harmless Tenant against and from any claims for any brokerage commissions or other compensation which are made by any broker, consultant or other person (including, without limitation, Owner's Broker, Owner's Managing Agent and Owner's Consultants, but excluding any broker, consultant or other person covered by Tenant's indemnity) claiming to have dealt only with Owner, Owner's Broker, Owner's Managing Agent or Owner's Consultants in connection with this lease, and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses.

     61. NO OWNER LIABILITY. Owner, its partners, members, officers, directors and principals, disclosed or undisclosed, shall have no personal liability under this lease. Tenant shall look only to Owner's interest in the land and the building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner under this lease, and no other property or assets of Owner or its partners, members, officers, directors or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant under this lease or Tenant's use or occupancy of the demised premises. If Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Owner any instrument, prepared by Owner, required for such lien to be released.

     62. DEFAULTS.

          (a) As used in this lease, the term "default" shall mean a default under this lease following any required notice and the expiration of the applicable grace period.

          (b) If Tenant is in arrears in the payment of rent or additional rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Owner may apply any payments made by Tenant to any items Owner sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

          (c) In addition to any other remedies Owner may have under this lease, Tenant shall pay to Owner interest at the lower of (i) 3% per annum above the Prime Rate published in the Wall Street Journal (or, if no longer published, then Owner shall substitute a similar rate) or (ii) the highest rate permitted by law, on any rent or additional rent paid more than ten days after the same is due, which interest shall be paid for the period commencing on the date such rent or additional rent was first due and ending on the date the same is paid.

          (d) If the demised premises are not surrendered and vacated as and at the time required by this lease (time being of the essence), Tenant shall be liable to Owner for (i) all losses, costs, liabilities and damages which Owner may incur by reason thereof, including, without limitation, reasonable attorneys' fees, and Tenant shall indemnify, defend and hold harmless Owner against all claims made by any succeeding tenants against Owner or otherwise arising out of or resulting from the failure of Tenant timely to surrender and vacate the demised premises in accordance with the provisions of this lease, and (ii) per diem use and occupancy in respect of the demised premises equal to two times the fixed rent and additional rent payable under this lease for the last year of the term of this lease (which amount Owner and Tenant presently agree is the minimum to which Owner would be entitled, is presently contemplated by them as being fair and reasonable under such circumstances and is not a penalty). In no event, however, shall this paragraph be construed as permitting Tenant to hold over in possession of the demised premises after the expiration or termination of the term of this lease. Notwithstanding any provision of this paragraph to the contrary, if Owner and Tenant are actively engaged in bona fide negotia tions with regard to an extension of this lease after the date which is 180 days prior to the expiration date of the term of this lease, then the provisions of this paragraph shall not apply for a period of 180 days following the date either

Owner or Tenant gives notice to the other that such negotiations have been terminated. Nothing herein shall obligate Owner or Tenant to negotiate for an extension of this lease.

          (e) The losing party shall promptly reimburse the prevailing party for any attorneys' fees and court costs incurred by the prevailing party in connection with any action, proceeding or dispute under this lease between Owner and Tenant.

     63. OWNER'S CONSENT. If Tenant shall request Owner's approval or consent and Owner shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Owner, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance.

          (b) If (i) Tenant shall request Owner's consent or approval in connection with any matter under this lease, (ii) Owner denies its consent or approval, and (iii) within 30 days following Owner's denial of consent or approval Tenant shall give notice to Owner that Owner's denial was unreasonable (which notice shall set forth the respects in which such denial was unreasonable), then either party may apply to the New York office of the American Arbitration Association to appoint an individual to determine whether Owner unreasonably withheld Owner's consent or approval. The individual must be a person who has experience in commercial real estate in New York for at least the past 15 years. The application shall request that such decision be made within 30 days. If the American Arbitration Association or the appointed individual fails or refuses to act within the required time period, either party may apply to the President of the Real Estate Board of New York, Inc. for such determination. To the extent the same are relevant to the decision of such individual, the provisions of this lease shall apply. If such individual determines that Owner unreasonably denied its consent or approval, then Owner shall be deemed to have given its consent or approval but Owner shall not be liable or responsible for, and such individual shall not award, any costs, expenses, damages or losses whatsoever in connection with or arising out of Owner's denial of consent or approval. The determination of such individual shall be binding and conclusive on Owner and Tenant. All fees, cost and expenses of the foregoing shall be paid by the parties equally, but each party shall be responsible for its own attorney's and witness fees.

          (c) In any instance under this lease when Owner's consent or approval is required, Owner shall (i) not unreasonably withhold, delay or condition Owner's consent or approval, subject, however, to the terms of this lease, and (ii) respond to Tenant within 10 business days (unless a different time period is set forth in this lease) and, if Owner fails to respond within that time period, Owner shall be deemed to have given Owner's consent or approval.

     64. CERTAIN RESTRICTIONS. In addition to any other restrictions set forth in this lease, except as otherwise provided in this lease, Tenant shall not (a) use any other area outside the demised premises within or adjacent to the building for the sale or display of any merchandise, for solicitations or demonstrations or for any other business, occupation, undertaking or activity (subject to Tenant's rights with respect to signs and the roof as expressly set forth in this lease), (b) store any trash or garbage in any area other than inside the demised premises (and Tenant shall, at Tenant's sole cost and expense, attend to the daily disposal of trash), (c) suffer, permit or commit any waste or any nuisance or other act or thing in the demised premises which may disturb any other tenant or occupant in the building or permit any activity within or from the demised premises which, in Owner's reasonable judgment, is obscene, pornographic or lewd, (d) permit music or any other sounds in the demised premises to be heard outside of the demised premises, (e) use or permit or suffer the use of any machines or equipment in the demised premises which cause vibration or noise that may be transmitted to or heard outside of the demised premises, (f) permit odors or fumes beyond the demised premises, (g) to the extent possible, permit its customers or delivery men to loiter immediately outside the demised premises or the building, (h) except as specifically set forth in this lease, place or install, or permit or suffer to be placed or installed, on the glass of any window or door of the demised premises, any sign, decoration, lettering, advertising matter, display (which can be seen from outside the demised premises), shade or blind or other thing of any kind, (i) park trucks or other delivery vehicles so as to interfere with the use of any driveways, walks or entrances, (j) place or install, or permit or suffer to be placed, installed or maintained, any awning, canopy, banner, flag, pennant, aerial, or the like upon or outside the demised premises or the building, (k) use any portion of the demised premises for the conduct of any public auction, gathering, meeting or exhibition, the rendering of any health or related services, the conduct of a school, the conduct of any business which results in the presence of the general public in the demised premises, or in any other manner which, in Owner's reasonable opinion, creates excessive traffic or use of the building services, (l) grant or create, or permit to be created, any security interest in or lien upon any fixtures, installed or placed in the demised premises by Tenant or Owner which may remain in the demised premiss upon the expiration of this lease, or (m) cause or permit, as the result of any intentional act or omission on the part of Tenant, its agents, employees, tenants, subtenants or other occupants of the demised premises to release Hazardous Substances (as defined in this Article) in or from any portion of the demised premises in violation of any Environmental Laws. Tenant shall indemnify, defend and hold harmless Owner, and its successors, assigns, and each of their partners, employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigation and laboratory fees arising out of: (i) the presence, disposal, release or threat of release of any Hazardous Substance as a result of any act or omission of Tenant, its agents, employees, tenants, subtenants, invitees or other occupants of the demised premises, in or from or affecting the demised premises; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of any such Hazardous Substance; (iii) any lawsuit brought, settlement reached or government order relating to such Hazardous Substance; and (iv) any violations of laws, orders, regulations, requirements or demands or governmental authorities by Tenant. "Hazardous Substance" shall mean "solid waste" or "hazardous waste", "hazardous material", "hazardous substance", and "petroleum product" as defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act and the Superfund Amendments and Reauthorization Act of 1986, any laws relating to underground storage tanks, and any similar or successor federal law, state law or local statutes and ordinances and any rules, regulations and policies promulgated thereunder, as any of such federal, state and local statutes, ordinances and regulations may be amended from time to time (collectively, "Environmental Laws").

     65. FIRE OR OTHER CASUALTY. Notwithstanding any provision of Article 9 to the contrary, subject to Owner's right to terminate this lease as provided in
Article 9, if more than 50 percent of the demised premises shall be rendered untenantable by fire or other casualty and (a) Tenant is not then in default under this lease following any required notice and the expiration of the applicable cure period and (b) Tenant has not caused the fire or other casualty, Owner shall, within 30 days following the fire or other casualty, obtain and deliver to Tenant an estimate from Owner's architect, engineer or contractor of the time required to substantially complete the restoration of the demised premises. If the estimate shall be 270 days or more following the fire or other casualty, Tenant shall have the right to terminate this lease by notice to Owner within 30 days following Tenant's receipt of the estimate (time being of the essence), in which event this lease shall terminate effective the date which is 60 days following the date of Owner's delivery of such estimate, Tenant shall pay the fixed rent and additional rent to the date of termination (or the date of the fire or other casualty for that portion of the demised premises which is untenantable), and this lease shall expire as if that date were the date set forth in this lease for the expiration of the term. If this lease shall not be terminated as provided in this Article, or if the estimate is less than 270 days, and for any reason the restoration is not substantially completed within 365 days following the fire or other casualty, Tenant shall have the right, by notice to Owner within 10 days following the end of that 365-day period (time being of the essence), to terminate this lease effective the date which is 60 days following the date of Tenant's notice, in which event Tenant shall pay the fixed rent and additional rent to the date of termination (or the date of the fire or other casualty for that part of the demised premises which is untenantable), and this lease shall expire as if that date were the date set forth in this lease for the expiration of the term.

     66. RENT CONTROL. If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreement or agreements and take such other action as Owner may reasonably request, as may be legally permissible, to permit Owner to collect the maximum fixed rent and additional rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of fixed rent and additional rent payable under this lease. Upon the termination of such rent restriction prior to the expiration of the term of this lease (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Owner during the period that such rent restriction was in effect.

     67. AIR CONDITIONING. Notwithstanding any provision of this lease to the contrary, Owner shall have no obligation to furnish to Tenant or the demised premises any air conditioning. Any air-conditioning unit and equipment located in the demised premises on the date the term of this lease shall commence may be utilized by Tenant; provided that Owner shall have no obligation with respect thereto and that Tenant shall accept the same in its "AS IS" condition. Tenant shall, at its sole cost and expense (a) maintain and promptly make all repairs, structural or otherwise, ordinary and extraordinary, to all components of the air-conditioning system within the demised premises, (b) maintain, and prior to the commencement of the term of the lease deliver to Owner, a full service contract covering the air conditioning system with a company reasonably acceptable to Owner and (c) pay all permit fees and other costs associated with any air-conditioning units in the demised premises. Tenant shall not be released or excused from the performance of any of its obligations under this lease for any failure or for interruption or curtailment of any air conditioning, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

     68. MANAGING AGENT. Any bill, statement, notice or communication given by Owner to Tenant in accordance with this lease may be signed and delivered by the managing agent of the building with the same force and effect as if signed and delivered by Owner. Until Owner shall give notice to Tenant of a change, the managing agent of the building shall be George Comfort & Sons, Inc..

     69. SURVIVAL. Any obligation of Owner or Tenant which by its nature or under the circumstances can only be, or by the provisions of this lease may be, performed after the expiration or earlier termination of this lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this lease, shall survive the expiration or earlier termination of this lease. No delay by Owner in rendering any bill or statement shall be deemed a waiver or release of Tenant's obligation to make the payment reflected on that bill or statement.

     70. INTERPRETATION. Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the law of the State of New York. If any provision of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Each covenant, agreement, obligation or other provision of this lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this lease. All terms and words used in this lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. If Tenant consists of two or more persons or entities, the obligations and liabilities of Tenant shall be joint and several.

     71. EXECUTION OF LEASE. Notwithstanding any provision of this lease, or any law or rule, to the contrary, or the execution of this lease by Tenant, this lease shall not bind Owner, nor shall Tenant be permitted the benefits of this lease, unless and until one or more counterparts of this lease are executed by Owner and delivered to Tenant.

     72. AMERICANS WITH DISABILITIES ACT. Notwithstanding any provision of this lease to the contrary, Tenant shall, at its expense, subject to all of the provisions of this lease, comply with all aspects of the Americans with Disabilities Act, as now or hereafter constituted (the "ADA"), with respect to the demised premises, whether or not such compliance is required as the result of Tenant's business, Tenant's Work, Tenant's use or manner of use of the demised premises or the building (including the use permitted under this lease), or Tenant's method of operation or whether or not such compliance requires structural changes to the demised premises. If Tenant's business, Tenant's Work, Tenant's use or manner of use or Tenant's method of operation requires changes to any portion of the building or areas adjacent to the building in order to comply with the ADA, Tenant shall either (i) discontinue such business, Tenant's Work, use or method of operation or (ii) authorize Owner to perform same, at Tenant's expense. Except as set forth in the prior sentence, if any area of the building outside the demised premises must comply with the ADA, Owner shall comply with same at Owner's expense (subject to Owner's right to contest the need for such compliance). Owner shall comply with the ADA in connection with Owner's Work (but not to the extent compliance is required in connection with the demised premises, which compliance shall be performed by Tenant, at Tenant's expense, in accordance with this lease).

     73. CONFIDENTIALITY. Tenant shall hold in confidence and shall not disclose to third parties, and shall cause its officers, directors, employees, representatives, brokers, attorneys and advisers to hold in confidence and not disclose to third parties, the terms of this lease, except to the extent same
(a) must be disclosed by order of any court or regulatory agency, or by law, including, without limitation, in connection with a public offering of securities, (b) is publicly known or becomes publicly known other than through the acts of Tenant, or any of its officers, directors, employees, representatives, brokers, attorneys or advisers, or (c) must be disclosed by Tenant in connection with any financing or sale, any subletting of the demised premises, or any assignment of this lease.

     74. MINIMIZE INTERFERENCE. Owner shall exercise Owner's rights under Articles 13 and 20 in a manner which shall minimize interference with the conduct of Tenant's business in the demised premises, but Owner shall not be required to incur overtime labor charges or any other substantial changes. Upon the completion of any work by Owner pursuant to said Articles, the usable area of any floor of the demised premises shall not have been reduced as a result of that work (other than by a diminimis amount) and Owner shall restore the portions of the demised premises affected by the work to their condition immediately prior to the performance of the work.

     75. JURISDICTION. All suits, actions or proceedings arising out of or relating to this lease shall be adjudicated in the state courts of the State of New York, or the federal courts, sitting in New York County (collectively, "New York Courts"). Owner and Tenant irrevocably consent to the personal and subject matter jurisdiction of the New York Courts in any suit, action or proceeding arising out of or relating to this lease. This consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process in any manner permitted by law or this Article, shall be necessary in order to confer jurisdiction upon the person of Owner and Tenant and the subject matter in question in any New York Court. Tenant hereby appoints and authorizes its council, Phillips, Lytle, Hitchcock, Blaine & Huber LLP, at its office in the City of New York, or its then counsel, to accept service of process on its behalf, under this lease. Owner hereby appoints and authorizes either of its counsel, Morgan, Lewis & Bockius LLP, at its office in the City of New York or Graubard Mollen & Miller, at its office in the City of New York, or any of their then counsel, to accept service of process on their behalf, under this lease.

          (a) Owner and Tenant irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this lease brought in any New York Court, any claim that any suit, action or proceeding arising out of or relating to this lease brought in any New York Court has been brought in an inconvenient forum, or any claim that Owner or Tenant is not personally subject to the jurisdiction of that court. The judgment of any New York Court in any suit, action or proceeding arising out of or relating to this lease may be enforced, and execution on any such judgment may be had, in any New York
Court.

          (b) Service in any suit, action or proceeding arising out of or relating to this lease may be made by delivery of the summons and complaint, or the petition and notice of petition by certified or registered mail, return receipt requested, sent to Tenant at the demised premises in compliance with Article 58.

     76. DUE AUTHORIZATION. (a) If Tenant is a corporation, the person executing this lease on behalf of Tenant hereby represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Owner upon request); and that the person executing this lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute and deliver this lease to Owner (a copy of a resolution to that effect to be supplied to Owner upon request).

          (b) Owner hereby represents and warrants to Tenant that the party executing this lease on behalf of Owner is duly authorized to execute and deliver this lease to Tenant.

     77. REPAIRS AND MAINTENANCE BY OWNER. Owner shall perform all maintenance and repair work required to be performed by Owner pursuant to this lease with due diligence and in a workmanlike manner. Notwithstanding Tenant's obligations to give Owner prompt notice of any defective condition in the demised premises for which Owner may be responsible, Tenant's failure to do so shall not relieve Owner of its obligations to remedy the defect. Tenant shall not be required to make any repairs (whether structural or non-structural) to the extent the same are necessitated by the act, omission or negligence of Owner, or its agents or employees.

     78. ESSENTIAL SERVICES. (a) Notwithstanding any provision of this lease to the contrary, if Owner shall fail to provide any Essential Service (as defined in this Article) for a period of 10 consecutive business days and, as a result thereof, Tenant is unable to use all or substantially all of the demised premises for the conduct of business, then the fixed rent shall abate as of the commencement of such 10-day period through the day preceding the day on which the service is substantially restored. If such failure and inability shall continue for 90 consecutive days, Tenant shall have the right, until the service is substantially restored, to terminate this lease by notice to Owner (in which event this lease shall terminate without obligation or liability of Owner to Tenant as a result thereof). Notwithstanding the foregoing, if the failure to provide an Essential Service is not the result of the willful misconduct or negligence of Owner and such Essential Service cannot reasonably be restored within 10 business days or 90 days, as the case may be, then such periods shall be extended for so long as it shall require Owner in the exercise of reasonable diligence to restore the service provided that Owner commences to restore the interrupted Essential Service within such 10 business day period. Tenant shall be deemed unable to use all or substantially all of the demised premises for the conduct of its business on any business day when, as the result of Owner's failure to provide an Essential Service, more than 50 percent of Tenant's employees who are regularly employed at the demised premises, are not there for all or most of Tenant's ordinary working hours on that day.

          (b) "Essential Service" shall be deemed to mean and be limited to reasonable toilet facilities, reasonable access to the demised premises through the main lobby of the building (but not if such access is disrupted by the performance of Owner's Work), heating (as the season may then require), electric power for light and the operation of Tenant's equipment (if the interruption is caused by Owner) and the service of at least one passenger elevator, to the extent such services are required to be furnished by Owner under this lease.

          (c) To the extent reasonably practicable, Owner shall give Tenant 14 days notice prior to performing any work which shall adversely affect any Essential Service.

     79. RULES AND REGULATIONS. Any rules or regulations promulgated by Owner shall be consistent with the provisions of this lease, and shall be enforced in a nondiscriminatory manner.

                                    EXHIBIT A

                            OWNER'S WORK DESCRIPTION


WINDOWS

- New double hung windows model TR-9000 aluminum manufactured by TRACO or equivalent. Window features to include:

     Tilt-in sash for cleaning.
     Preventive stops for limiting opening of sashes.
     Choice of color of frames from Manufacturer's standard color chart to be mutually acceptable to Owner and Tenant.

     Duel sealed insulated glass and thermally broken frame and sash members.

ELEVATORS

Based upon the recommendations of an independent elevator consultant, work to include:

- A new microprocessor passenger elevator will be installed in place of the existing manual freight elevator.

- Group controls to permit a 3 car operation, as well as to allow independent operation of converted freight elevator.

-   New ADA compliant panels and indicators on all floors.

    -  Upgrade existing passenger elevators to include:

    -  Disassembly of machinery
    -  Removal and disassembly of spider
    -  Replacement of main shaft bearings
       (gear side and traction sheave side)
    -  Replacement of thrust bearings
    -  Removal and tuning of armature
    -  Reassemble, seal and test machinery
    -  Exhaust Fans
               and such other mechanical repairs and replacements as shall be reasonably recommended by the Owner's elevator consultant. Owner shall furnish the elevator consultant's report to Tenant.

Upgrade of existing interior cabs to match the converted freight elevator with new finishes to include carpeting, decorative metal, and decorative stone, as well as new ventilation. Finishes are to be mutually acceptable to Owner and Tenant.

LOBBY AND ENTRANCE

Based upon architectural plans and specifications, work to include:

- Extend lobby to the south approximately 20' - 0" to incorporate a former freight elevator that is being converted for passenger use.
- New concierge desk built of materials which are complimentary to the overall lobby design and materials (but Owner is not responsible for staffing the desk).
-    Radiator covers in the vestibule.
- New air conditioning unit to provide cooling for existing and extended lobby.
-    Card Key Access System which will be ADT compatible.
- Replacement of interior vestibule and exterior entry doors and store fronts with a more complementing design for both the facade and lobby.
- Renovations to lobby to include new wall treatments, new ceiling, new lighting, and new floor in expanded lobby which will compliment existing floor. Finishes to consist of decorative stone, wood and wall coverings appropriate to the building and which are mutually acceptable to Owner and Tenant.